Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Company Contacts:

Bryce Van

Media Relations

Liquidmetal Technologies, Inc.

949-635-2107

bryce.van@liquidmetal.com

Liquidmetal Technologies Provides Update on Comprehensive Strategy Review

Lake Forest, Calif. – July 10, 2019 - Liquidmetal® Technologies, Inc. (OTCQB: LQMT) (the “Company”), a leading developer of amorphous alloys and composites, today announced that, as a result of its comprehensive strategy review, it has approved a restructuring plan (the “Restructuring Plan”) under which the Company seeks to significantly reduce its operating costs, rely on its manufacturing partnerships, and focus its current resources on sales, marketing, and industry development. The Restructuring Plan is the culmination of the Company’s recent reevaluation of its current and forecasted business outlook and resulting decision to shift the Company’s focus from manufacturing operations at its Lake Forest, California facility to the outsourced manufacture of the Company’s products. Under the Restructuring Plan, the Company will continue to develop domestic and international manufacturing partnerships. By leveraging the operations of established manufacturers, the Company intends to create a more efficient and cost-effective operational structure, with a more streamlined focus on sales, marketing, project development, and customer support, while benefiting from significant reductions in its operating costs. The Restructuring Plan preserves the Company’s core intellectual property and financial resources.

Management Commentary

Professor Lugee Li, the Company’s Chairman and Chief Executive Officer stated, “Liquidmetal Technologies is a world leader in developing and manufacturing amorphous metal applications. Our Restructuring Plan allows the Company to focus on commercializing its unique technology and developing its markets while closely managing costs. This is a critical step toward pursuing growth and profitability."

About Liquidmetal Technologies

Lake Forest, California-based Liquidmetal Technologies, Inc. is a leading developer of parts made with amorphous alloys, also known scientifically as Bulk Metallic Glasses or BMGs. The non-crystalline atomic structure of these materials allows for unique performance properties, including the ability to injection-mold with micron-level precision, lustrous finishes, high strength, hardness and corrosion resistance, and remarkable elasticity. Liquidmetal Technologies is the first company to develop amorphous alloy parts commercially, enabling significant improvements in products across a wide array of industries. For more information, go to www.liquidmetal.com.

Forward-Looking Statements

This press release contains "forward-looking statements," including but not limited to statements regarding the advantages of Liquidmetal's amorphous alloy technology, manufacturing of customer parts and other statements associated with Liquidmetal's technology and operations. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Liquidmetal's expectations and projections. Risks and uncertainties include, among other things; customer adoption of Liquidmetal's technologies and successful integration of those technologies into customer products; potential difficulties or delays in having products manufactured incorporating Liquidmetal's technologies; Liquidmetal's ability to fund its current and anticipated operations; the ability of third party suppliers and manufacturers to meet customer product requirements; general industry conditions; general economic conditions; and governmental laws and regulations affecting Liquidmetal's operations. Additional information concerning these and other risk factors can be found in Liquidmetal's public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading "Risk Factors" in Liquidmetal's Annual Report on Form 10-K for 2018.